EXHIBIT 99.2

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

Mizuha Nakajima

Revolution PR for Digimarc

503-997-6045

mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Digimarc to Supply International Voter ID Project

Tualatin, OR – Feb. 24, 2004 – Digimarc Corporation (NASDAQ: DMRC) today announced that it has secured a sub-contract to supply card consumables and image capture equipment for a film-based international voter identification project.  The contract is estimated to generate $3.5 million in revenues for the company.

Digimarc will supply the consumables and equipment to a foreign prime contractor who will be responsible for implementation of the system.  All the supplies are expected to be shipped within the next several months.

Since 2002, Digimarc has won contracts related to voter ID programs in Mexico, Mozambique, Namibia, and Yemen.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications. Digimarc provides products and services that enable production of more than 60 million personal identification documents and driver licenses per year in 32 U.S. states and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 141 issued U.S. patents with nearly 3,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area;

and European offices in London and Vienna. Please go to www.digimarc.com for more company information.

Securities Safe Harbor pursuant to the Private Securities Litigation Reform Act of 1995

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to the anticipated timing and amount of revenues and nature of margins from the voter ID project, statements relating to the expected obligations of Digimarc in connection with the voter ID contract, and other statements containing words such as “expects,” “anticipates” and words of similar import or statements of management’s opinion.  These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results and timing may vary materially from those expressed or implied from the statements herein or from historical results, due to, among other things, delays in implementing or completing the voter ID contract or project, as well as changes in economic, business, competitive, technological and/or regulatory factors.  More detailed information about risk factors that may affect the company is set forth in filings by Digimarc with the Securities and Exchange Commission, including, but not limited to, in the company’s Form 10-Q for the fiscal quarter ended Sept. 30, 2003, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview,” “Critical Accounting Policies and Estimates,” “Liquidity and Capital Resources,” “Risks Related to Our Business” and “Risks Related to Our Market.”  Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, whether they arise as a result of new information, future events, or otherwise.

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